Exhibit 5.1

J. Eric Quinn
(513) 977-8606 (direct) (513) 977-8141 (fax)
eric.quinn@dinsmore.com

November 16, 2020

Cincinnati Financial Corporation
P.O. Box 145496
Cincinnati, Ohio 45250-5496

Ladies and Gentlemen:

We have acted as counsel to Cincinnati Financial Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), under which up to 3,000,000 shares of the Company’s common stock, par value $2 per share (the “Shares”) are to be registered for issuance as necessary to support participation in the Company’s dividend reinvestment/direct stock purchase program (the “Plan”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Articles”); (iii) the Amended and Restated Regulations of the Company, as currently in effect (the “Regulations”); (iv) the Plan, as set forth in the prospectus included in the Registration Statement; and (v) the proceeding of the shareholders and directors of the Company relating to the adoption of the Plan and the authorization for the issuance and/or sale of the Shares thereunder. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion.

In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, the genuineness of all signatures, the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

As used herein, the phrase “validly issued” means that the particular action has been authorized by all necessary corporate action of the Company and that the Company has the corporate authority to take such action under Chapter 1701 of the Ohio Revised Code and the Company’s Articles and Regulations.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Company and, when the Registration Statement shall have been declared effective by order of the Commission and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and in accordance with the terms and conditions of the Plan, such Shares will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar of the State of Ohio and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and of the United States of America. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Certain Legal Matters” in the prospectus included in the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Very truly yours,
DINSMORE & SHOHL LLP

/s/ J. Eric Quinn, Partner
J. Eric Quinn, Partner